Exhibit 4.1

AMENDED AND RESTATED STOCKHOLDERS AGREEMENT

BY AND AMONG

BOB’S DISCOUNT FURNITURE, INC.

AND

THE STOCKHOLDERS

NAMED HEREIN

DATED AS OF FEBRUARY 4, 2026

AMENDED AND RESTATED STOCKHOLDERS AGREEMENT
This Amended and Restated Stockholders Agreement (as amended, modified, supplemented or restated from time to time, this “Agreement”) is made as of February 4, 2026, by and among:
(i)Bob’s Discount Furniture, Inc. (f/k/a BDF Holding Corp.), a Delaware corporation (the “Company”);
(ii)BCPE BDF Investor, LP, a Delaware limited partnership (collectively with its Affiliates, the “Sponsor”); and
(iii)such persons (A) designated as “Managers” or “Joined Persons” under the Original Agreement (as defined below), or (B) who from time to time become a party hereto by executing a joinder hereto in a form acceptable to the board of directors of the Company (the “Board”) (which joinder may specify if such Person is designated as a “Manager” or otherwise) (“Joined Persons” and, together with the Managers and the Sponsor, the “Stockholders”).
RECITALS
WHEREAS, on February 12, 2014, the Company and certain of the Stockholders entered into that certain Stockholders Agreement (the “Original Agreement”);
WHEREAS, the Company has effected an underwritten public offering and sale of its Common Stock for cash registered on Form S-1 under the Securities Act (the “Company IPO”), which offering constitutes an Initial Public Offering under the terms of the Original Agreement rendering certain provisions of the Original Agreement no longer applicable; and
WHEREAS, in accordance with and pursuant to Section 10.2 of the Original Agreement, the Company and the Stockholders desire to amend and restate the Original Agreement, including to eliminate those provisions of the Original Agreement that are terminating as a result of the Company IPO and to set forth their agreements regarding certain matters following the Company IPO effective immediately upon consummation of the Company IPO;
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree to amend and restate the Original Agreement as follows:
1.Definitions, Representations And Warranties.
1.1.Definitions. Certain terms used in this Agreement shall have the meanings ascribed to such terms in Section 11.
2.Certain Nomination Rights.
2.1.Board Composition. Pursuant to the terms and subject to the conditions of this Section 2.1 and applicable law, the rights of the Sponsor to nominate directors to the Board shall be set forth in this Section 2. For the avoidance of doubt, no reduction in the number of shares of Common Stock beneficially owned by the Sponsor shall automatically shorten the term of any incumbent director:
(a)so long as the Sponsor beneficially owns, directly or indirectly, at least 50% of its IPO Position, the Sponsor shall be entitled to nominate a majority of directors;
(b)so long as the Sponsor beneficially owns at least 30%, but less than 50%, of its IPO Position, the Sponsor shall be entitled to nominate a number of directors equal to 40% of all directors on the Board (rounded up to the nearest whole number);
(c)so long as the Sponsor beneficially owns at least 20%, but less than 30%, of its IPO Position, the Sponsor shall be entitled to nominate a number of directors equal to 25% of all directors on the Board (rounded up to the nearest whole number);
(d)so long as the Sponsor beneficially owns at least 10%, but less than 20%, of its IPO Position, the Sponsor shall be entitled to nominate a number of directors equal to 20% of all directors on the Board (rounded up to the nearest whole number); and
(e)so long as the Sponsor beneficially owns at least 3%, but less than 10%, of its IPO Position, the Sponsor shall be entitled to nominate one director.
2.2.If any director nominated by the Sponsor pursuant to this Section 2 (each a “Sponsor Director”) resigns, is removed, or is unable to serve for any reason prior to the expiration of his or her term as a director, then the Sponsor shall be entitled to designate a replacement Sponsor Director to be appointed by the Board as soon as reasonably practicable to serve the remainder of the term of the Sponsor Director whom such designee replaces.
2.3.Notwithstanding anything to the contrary in this Agreement, all directors, including Sponsor Directors shall, at all times while serving on the Board, meet the qualification requirements to serve as a director under applicable securities laws and the rules and regulations of the NYSE.
2.4.The committees of the Board shall consist of an Audit Committee, a People Committee and a Nominating and Governance Committee, and such other committees as the Board may establish from time to time. For so long as the Sponsor has the right to nominate at least one Sponsor Director pursuant to this Agreement, the Sponsor will have the right to designate at least one director serving on each of the People Committee and the Nominating and Governance Committee, provided that that composition of each committee shall comply with applicable securities laws and the rules and regulations of the NYSE. Subject to the foregoing, all members of the committees of the Board shall be selected by the Board.
2.5.The Company shall pay the reasonable out-of-pocket expenses (including travel expenses) incurred by each director in connection with attending the meetings of the Board, any board of any Subsidiary of the Company and any committee thereof. In addition, the Company shall pay such additional compensation to directors who are not employees of the Company or any of its Subsidiaries or its Affiliates, as the Board so determines.

2.6.The Company shall use commercially reasonable efforts to maintain in effect at all times directors and officers indemnity insurance coverage reasonably satisfactory to holders of a majority of the Sponsor Shares then outstanding, and the Company’s and its Subsidiaries’ certificate of incorporation and bylaws (and other equivalent governing documents) shall at all times provide for indemnification and exculpation of directors to the fullest extent permitted under applicable law.
2.7.The Company agrees to use its reasonable best efforts to ensure that, so long as the Sponsor has the right to nominate a Sponsor Director under this Section 2, (i) each Sponsor Director proposed by the Sponsor is included in the Board’s slate of nominees to the stockholders for each Director Election Meeting, and (ii) each Sponsor Director proposed by the Sponsor is included in the proxy statement prepared by the Company in connection with soliciting proxies for every Director Election Meeting (each, a “Director Election Proxy Statement”), and at every adjournment or postponement thereof. The calculation of the number of Sponsor Directors that the Sponsor is entitled to nominate to the Board’s slate for any Director Election Meeting shall be based on the Sponsor’s beneficial ownership of Common Stock immediately prior to the filing of the applicable definitive Director Election Proxy Statement with the SEC. Unless the Sponsor notifies the Company otherwise prior to the mailing to shareholders of the Director Election Proxy Statement, the Sponsor Directors nominated by the Sponsor for such election shall be presumed to be the same Sponsor Directors currently serving on the Board at such time, and no further action shall be required of the Sponsor for the Board to include such Sponsor Directors on the Board’s slate; provided that, in the event the Sponsor is no longer entitled to nominate the full number of Sponsor Directors then serving on the Board, the Sponsor shall provide advance written notice to the Company of which currently servicing Sponsor Director(s) shall be excluded from the Board slate, and of any other changes to the list of Sponsor Director(s) to be included in the Director Election Proxy Statement. Furthermore, the Company agrees for so long as the Company qualifies as a “controlled company” under the rules and regulations of NYSE, the Company will elect to be a “controlled company” for purposes of such rules and regulations and will disclose in its annual meeting proxy statement that it is a “controlled company” and the basis for that determination. If the Company ceases to qualify as a “controlled company” under the rules and regulations of the NYSE, the Sponsor and the Company shall take whatever action may be reasonably necessary in relation to such party, if any, to cause the Company to comply with such rules and regulations as then in effect within the timeframe for compliance available under such rules and regulations, including any applicable transition periods.
3.Transfer Restrictions. No holder of Shares (other than the Sponsor) may Transfer any Shares to any other Person without first obtaining a written consent from the Sponsor, except as provided in this Section 3.
3.1.Permitted Transfers. Notwithstanding the foregoing, a holder of Shares subject to this Section 3 may:
3.1.1.transfer, distribute, cause the disposition of or surrender (as the case may be) the Shares:
(a)as a bona fide gift or gifts, including, without limitation, to a charitable organization or educational institution, or for bona fide estate planning purposes,

(b)by will, testamentary document or intestacy,
(c)to any immediate family member or to any trust for the direct or indirect benefit of such holder or the immediate family of such holder, or if the holder of such Shares is a trust, to a trustor or beneficiary of the trust or to the estate of a beneficiary of such trust (for purposes of this Agreement, “immediate family” shall mean any relationship by blood, current or former marriage, domestic partnership or adoption, not more remote than first cousin),
(d)to a corporation, trust, partnership, limited liability company or other entity of which the holder of such Shares and/or one or more members of such holder’s immediate family are, directly or indirectly, the legal and beneficial owner of all of the outstanding equity securities or similar interests,
(e)to a nominee or custodian of a person or entity to whom a disposition or transfer would be permissible under clauses (a) through (e) above,
(f)if the holder of such Shares is a corporation, partnership, limited liability company, trust or other business entity, (A) to another corporation, partnership, limited liability company, trust or other business entity that is an affiliate (as defined in Rule 405 promulgated under the Securities Act of 1933, as amended) of the holder, or to any investment fund or other entity controlling, controlled by, managing or managed by or under common control with the undersigned or affiliates of the holder of such Shares (including, for the avoidance of doubt, where the holder is a partnership, to its general partner or a successor partnership or fund, or any other funds managed by such partnership), or (B) as part of a distribution to members or other transfer or distribution to general or limited partners or shareholders of, or other holders of equity interest in, the holder of such Shares,
(g)by operation of law, such as pursuant to a qualified domestic order, divorce settlement, divorce decree or separation agreement,
(h)to the Company from an employee of the Company upon death, disability or termination of employment, in each case, of such employee,
(i)to the Company in connection with the vesting, settlement, or exercise of restricted stock units, options, warrants or other rights to purchase shares of Common Stock (including, in each case, by way of “net” or “cashless” exercise), including for the payment of exercise price and tax and remittance payments due as a result of the vesting, settlement, or exercise of such restricted stock units, options, warrants or rights, provided that any such shares of Common Stock received upon such exercise, vesting or settlement shall be subject to the terms of this Agreement,
(j)pursuant to a bona fide third-party tender offer, merger, consolidation or other similar transaction that is approved by the Board and made to all holders of the Company’s capital stock involving a Change of Control (as defined below) of the Company (for purposes hereof, “Change of Control” shall mean the transfer (whether by tender offer, merger, consolidation or other similar transaction), in one transaction or a series of related transactions, to a person or group of affiliated persons, of shares of capital stock if, after such transfer, such person or group of affiliated persons would hold at least a majority of the out-standing voting securities of the

Company (or the surviving entity)); provided that in the event that such tender offer, merger, consolidation or other similar transaction is not completed, the Shares shall remain subject to the provisions of this this Section 3;
3.2.provided that in the case of any transfer or distribution pursuant to Sections 3.1.1(a), 3.1.1(b), 3.1.1(c), 3.1.1(d), 3.1.1(e), 3.1.1(f) or 3.1.1(g), such transfer shall not involve a disposition for value and each donee, devisee, transferee or distributee shall execute a joinder hereto in a form acceptable to the Company.
3.3.Period.
3.3.1.Senior Managers. The foregoing provisions of Section 3.1 shall expire with respect to Shares beneficially owned by Senior Managers upon the expiration of the Restricted Period; provided that, prior to the expiration of the Restricted Period they may Transfer Shares pursuant to a Public Offering to which Section 7.1.2 applies, and provided, further that following the expiration of the Restricted Period, Senior Managers may only Transfer such Shares to the extent the Transfer Percentage with respect to such Senior Manager does not exceed the Sponsor Transfer Percentage as of the date of consummation of such Transfer. Following the consummation of the Company IPO, if any Senior Manager wishes to Transfer Shares in accordance with the proviso in the first sentence of this Section 3.2.1, such Senior Manager shall be entitled to obtain prior to such Transfer, and rely upon, a statement from the Company of the number of Shares that such Senior Manager may Transfer in compliance with this Section 3.2.1.
3.3.2.Other Stockholders. The foregoing provisions of Section 3.1 shall expire with respect to all holders of Shares other than those beneficially owned by Senior Managers or the Sponsor upon the 270th day following the signing of an underwriting agreement relating to the Company IPO; provided that, following such date, holders may only Transfer such Shares to the extent the Transfer Percentage with respect to each Stockholder does not exceed the percentage applicable as of each such transfer date set forth on Schedule 3.2.2 hereto as of the date of consummation of such Transfer. Following the expiration of the Restricted Period, holders may only Transfer such Shares to the extent the Transfer Percentage with respect to each Stockholder does not exceed the greater of the Sponsor Transfer Percentage or the percentage applicable as of each such transfer date set forth on Schedule 3.2.2, in each case as of the date of consummation of such Transfer. Following the consummation of the Company IPO, if any holder of Shares wishes to Transfer Shares in accordance with the proviso in the first sentence of this Section 3.2.2, such holder shall be entitled to obtain prior to such Transfer, and rely upon, a statement from the Company of the number of Shares that such holder may Transfer in compliance with this Section 3.2.2.
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7.Registration Rights. The Company will perform and comply, and cause each of its Subsidiaries to perform and comply, with such of the following provisions as are applicable to it.

Each holder of Shares will perform and comply with such of the following provisions as are applicable to such holder.
7.1.Demand Registration Rights.
7.1.1.General. The Sponsor, by notice to the Company specifying the intended method or methods of disposition, may request that the Company effect the registration under the Securities Act for a Public Offering on Form S-1 or any similar long-form registration or on Form S-3 or any similar short-form registration of all or a specified part of the Registrable Securities held by the Sponsor. All registrations requested pursuant to this Section 7.1.1 are referred to herein as “Demand Registrations.” The Sponsor may request that the registration be made pursuant to Rule 415 under the Securities Act (a “Shelf Registration”) and, if the Company is a well known seasoned issuer at the time any request for a Demand Registration is submitted to the Company, that such Shelf Registration be an automatic shelf registration statement (as defined in Rule 405 under the Securities Act). Upon receipt of any Demand Registration, the Company will use its best efforts to effectuate the registration under the Securities Act of the Registrable Securities which the Company has been requested to register by the Sponsor.
7.1.2.Piggyback Registration Rights. In the event that the Sponsor exercises any registration rights pursuant to Section 7.1.1 or the Company otherwise determines to effect a registration for a Public Offering of all or a specified part of the Registrable Securities held by the Sponsor, then:
(a)Promptly upon receipt of a request for a Demand Registration pursuant to Section 7.1.1 (but in no event more than two (2) Business Days thereafter (or such shorter period as may be reasonably requested by the Sponsor in connection with an underwritten “block trade”)), the Company shall deliver a written notice (a “Registration Notice”) of any such request to each Senior Manager, and, after the expiration of the Restricted Period, each Manager and each Joined Person who then holds Registrable Securities (each a “Piggyback Holder”), which notice shall specify, if applicable, the amount of Registrable Securities to be registered.
(b)Each Piggyback Holder, shall, only to the extent consistent with applicable law and subject to Section 3, Section 7.1.2(c) and Section 7.1.2(d), have the right to participate in such registration or Shelf Underwritten Offering on a pro rata basis with the Sponsor based on the number of Registrable Securities held by such Piggyback Holder as of such time.
(c)The Company shall include in such Demand Registration all Registrable Securities with respect to which the Company has received valid written requests for inclusion in accordance with this Section 7.1.2 within three (3) Business Days (or such shorter period as may be reasonably requested in connection with an underwritten “block trade”) after the date that the Registration Notice has been delivered.
(d)Each holder of Registrable Securities who elects to participate in a Public Offering pursuant to this Section 7.1.2 shall, if requested by the Company or the Sponsor, enter into a customary registration rights agreement, lockup agreement or similar agreement.
7.1.3.Form; Procedures.

(a)Each registration requested pursuant to Section 7.1.2 shall be effected by the filing of a registration statement on Form S-1 or Form S-3 (or any other form which includes substantially the same information as would be required to be included in a registration statement on such form as currently constituted), unless the use of a different form has been agreed to in writing by the Sponsor.
(b)As promptly as practicable after the Company receives written notice of a request for a Shelf Registration from the Sponsor, the Company shall file with the Securities and Exchange Commission a Shelf Registration Statement. The Company shall use its best efforts to cause any Shelf Registration Statement to be declared effective under the Securities Act as soon as practicable after filing, and once effective, the Company shall cause such Shelf Registration Statement to remain continuously effective for such time period as is specified in such request, but for no time period longer than the period ending on the earliest of (A) the third anniversary of the date of filing of such Shelf Registration Statement, (B) the date on which all Registrable Securities covered by such Shelf Registration Statement have been sold pursuant to the Shelf Registration Statement and (C) the date as of which there are no longer any Registrable Securities covered by such Shelf Registration Statement in existence.
(c)At any time during which a Shelf Registration Statement covering Registrable Securities is effective, if the Sponsor delivers a notice to the Company (a “Take-Down Notice”) stating that it intends to effect an underwritten offering of all or part of its Registrable Securities included by it on the Shelf Registration Statement (a “Shelf Underwritten Offering”), then the Company shall amend or supplement the Shelf Registration Statement as may be necessary in order to enable such Registrable Securities to be distributed pursuant to the Shelf Underwritten Offering and otherwise use its best efforts to facilitate such Shelf Underwritten Offering as expeditiously as possible and in any event within twenty days after the receipt of the Take-Down Notice.
7.1.4.Payment of Expenses. The Company shall pay all reasonable expenses of the Sponsor incurred in connection with each registration of Registrable Securities and each Shelf Underwritten Offering requested pursuant to this Section 7.1, which shall include one legal counsel selected by Sponsor, other than underwriting discount and commission, if any, and applicable transfer taxes, if any. The Company shall pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit or quarterly review, the expense of any liability insurance and the expenses and fees for listing the securities to be registered on each securities exchange on which similar securities issued by the Company are then listed.
7.2.Certain Other Provisions.
7.2.1.Underwriter’s Cutback In connection with any registration of shares, the underwriter may determine that marketing factors (including an adverse effect on the per-share offering price) require a limitation of the number of shares to be underwritten. Notwithstanding any contrary provision of this Section 7 and subject to the terms of this Section 7.2.1, the underwriter may limit the number of shares which would otherwise be included in such registration by excluding any or all Registrable Securities offered by the Piggyback Holders from such registration (it being understood that the number of shares, if any, which the Company may seek to have registered on its own behalf in such registration shall not be subject to exclusion, in whole or in part, under this Section 7.2.1). Upon receipt of notice from the underwriter of the need to reduce the number of shares to be included in the registration, the Company shall advise all holders of the Company’s securities that would otherwise be permitted under this Agreement to be registered and underwritten pursuant hereto, and the number of shares of such securities, including Registrable Securities, that may be included in the registration shall be allocated in the following manner, unless the underwriter in its sole discretion shall determine in good faith that marketing factors require a different allocation: shares, other than Registrable Securities, requested to be included in such registration by shareholders shall be excluded unless the Company has, with the consent of the Sponsor, granted registration rights which are to be treated on an equal basis with Registrable Securities for the purpose of the exercise of the underwriter cutback; and, if a limitation on the number of shares is still required, the number of Registrable Securities that may be included in such registration shall be allocated among holders thereof in proportion, as nearly as practicable, to the respective amounts of Registrable Securities which each shareholder who is eligible to participate in such offering under the terms of this Agreement holds; provided, that Registrable Securities that are held by Managers shall only be included to the extent the underwriter in its sole discretion determines in good faith that the marketability of the offering would not be adversely affected by inclusion of such securities. For purposes of any underwriter cutback, all Registrable Securities held by any holder of Registrable Securities shall also include any Registrable Securities held by the partners, retired partners, shareholders, estate planning vehicles, or affiliated entities of such holder, or the estates and family members of any such holder or such partners and retired partners, any trusts for the benefit of any of the foregoing persons and, at the election of such holder or such partners, retired partners, trusts or affiliated entities, any estate planning vehicle or any charitable organization to which any of the foregoing shall have contributed Registrable Securities prior to the execution of the underwriting agreement in connection with such underwritten offering, and such holder and other Persons shall be deemed to be a single selling holder, and any pro rata reduction with respect to such selling holder shall be based upon the aggregate amount of Registrable Securities owned by all such Persons deemed such selling holder, as defined in this sentence. No securities excluded from the underwriting by reason of the underwriter’s marketing limitation shall be included in such registration.
7.2.2.Other Actions. If and in each case when the Company is required to use its best efforts to effect a registration of any Registrable Securities as provided in this Section 7, the Company shall take appropriate and customary actions in furtherance thereof, including: (a) promptly filing with the Commission a registration statement and using reasonable best efforts to cause such registration statement to become effective; (b) preparing and filing with the Commission such amendments and supplements to such registration statements and related prospectuses as may be required to comply with the Securities Act and to keep such registration statements effective (provided that before filing a registration statement or prospectus or any amendments or supplements thereto, the Company shall furnish to the counsel selected by the Board or the Sponsor covered by such registration statement copies of all such documents proposed to be filed) (i) in the case of Shelf Registration Statements, until the earlier of (A) the date as of which all Registrable Securities have been sold pursuant to the Shelf Registration Statement (but in no event prior to the applicable period referred to in Section 4(3) of the Securities Act and Rule 174 thereunder) and (B) such shares are no longer Registrable Securities and (ii) in the case of all other registration statements, for a period not to exceed 180 days from the date of effectiveness or such earlier time as the Registrable Securities covered by such registration statement shall have been disposed of in accordance with the intended method of distribution therefor or the expiration of the time when a prospectus relating to such registration is required to be delivered under the Securities Act; (c) use its best efforts to register or qualify such Registrable Securities under the state securities or “blue sky” laws of such jurisdictions as the sellers shall reasonably request; and (d) otherwise cooperate reasonably with, and take such customary actions as may reasonably be requested by the holders of Registrable Securities in connection with, such registration, including participation in due diligence sessions, drafting sessions, management presentations and “road shows” by its and its Subsidiaries’ respective directors, officers and employees.
7.2.3.Selection of Underwriters and Counsel. The underwriters and legal counsel to be retained in connection with any Public Offering shall be selected by the Board or, in the case of an offering following a request therefor under Section 7.1.1 the Sponsor.
7.3.Indemnification and Contribution.
7.3.1.Indemnities of the Company. In the event of any registration of any Registrable Securities or other debt or equity securities of the Company or any of its Subsidiaries under the Securities Act pursuant to this Section 7 or otherwise, and in connection with any registration statement or any other disclosure document produced by or on behalf of the Company or any of its Subsidiaries including reports required and other documents filed under the Exchange Act, and other documents pursuant to which any debt or equity securities of the Company or any of its Subsidiaries are sold (whether or not for the account of the Company or its Subsidiaries), the Company will, and hereby does, and will cause each of its Subsidiaries, jointly and severally, to indemnify and hold harmless each seller of Registrable Securities, any Person who is or might be deemed to be a controlling Person of the Company or any of its Subsidiaries within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, their respective direct and indirect partners, advisory board members, directors, officers, trustees, members and shareholders, and each other Person, if any, who controls any such seller or any such holder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (each such person being referred to herein as a “Covered Person”), against any losses, claims, damages or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof), joint or several, to which such Covered Person may be or become subject under the Securities Act, the Exchange Act, any other securities or other law of any jurisdiction, the common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of, are based upon or are related to (a) any untrue statement or alleged untrue statement of any material fact contained or incorporated by reference in any registration statement under the Securities Act, any preliminary prospectus or final prospectus included therein, or any related summary prospectus, or any amendment or supplement thereto, or any document incorporated by reference therein, or any other such disclosure document (including reports and other documents filed under the Exchange Act and any document incorporated by reference therein) or other document or report, (b) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (c) any violation or alleged violation by the Company or any of its Subsidiaries of any federal, state, foreign or common law rule or regulation applicable to the Company or any of its Subsidiaries and relating to any action or inaction in connection with any such registration, disclosure document or other document or report, and will reimburse such Covered Person for any legal or any other expenses incurred by it in connection with investigating or defending any such loss, claim, damage, liability, action or proceeding; provided, however, that neither the Company nor any of its Subsidiaries shall be liable to any Covered Person in any such case to the extent that any such loss, claim, damage, liability, action or proceeding arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, any such preliminary prospectus, final prospectus, summary prospectus, amendment or supplement, incorporated document or other such disclosure document or other document or report, in reliance upon and in conformity with written information furnished to the Company or to any of its Subsidiaries through an instrument duly executed by such Covered Person specifically stating that it is intended for use in the preparation thereof The indemnities of the Company and of its Subsidiaries contained in this Section 7.3.1 are in addition to any other rights to indemnification that any Covered Person may have pursuant to law or contract and shall remain in full force and effect regardless of any investigation made by or on behalf of such Covered Person and shall survive any transfer of securities and the termination of this Agreement.
7.3.2.Indemnities to the Company. The Company and any of its Subsidiaries may require, as a condition to including any securities in any registration statement filed pursuant to this Section 7, that the Company and any of its Subsidiaries shall have received an undertaking satisfactory to it from the prospective seller of such securities, to indemnify and hold harmless the Company and any of its Subsidiaries, each director of the Company or any of its Subsidiaries, each officer of the Company or any of its Subsidiaries who shall sign such registration statement and each other Person (other than such seller), if any, who controls the Company and any of its Subsidiaries within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and each other prospective seller of such securities with respect to any statement in or omission from such registration statement, any preliminary prospectus, final prospectus or summary prospectus included therein, or any amendment or supplement thereto, or any other disclosure document (including reports and other documents filed under the Exchange Act or any document incorporated therein) or other document or report, if such statement or omission was made in reliance upon and in conformity with written information furnished to the Company or any of its Subsidiaries through an instrument executed by such seller specifically stating that it is intended for use in the preparation of such registration statement, preliminary prospectus, final prospectus, summary prospectus, amendment or supplement, incorporated document or other document or report. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Company, any of its Subsidiaries or any such director, officer or controlling Person and shall survive any transfer of securities.
7.3.3.Claim Procedure. Any Person entitled to indemnification hereunder shall(i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice shall impair any Person’s right to indemnification hereunder only to the extent such failure has prejudiced the indemnifying party) and (ii) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent shall not be unreasonably withheld, conditioned or delayed). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim. In such instance, the conflicted indemnified parties shall have a right to retain one separate counsel, chosen by the holders of a majority of the Registrable Securities included in the registration if such holders are indemnified parties, at the expense of the indemnifying party.
7.3.4.Contribution. If the indemnification provided for in Sections 7.3.1 or 7.3.2 is unavailable to a party that would have been entitled to indemnification pursuant to the foregoing provisions of this Section 7.3 (an “Indemnitee”) in respect of any losses, claims, damages or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) referred to therein, then each party that would have been an indemnifying party thereunder shall, in lieu of indemnifying such Indemnitee, contribute to the amount paid or payable by such Indemnitee as a result of such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) in such proportion as is appropriate to reflect the relative fault of such indemnifying party on the one hand and such Indemnitee on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions or proceedings in respect thereof). The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such indemnifying party or such Indemnitee and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties hereto agree that it would not be just or equitable if contribution pursuant to this Section 7.3.4 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the preceding sentence. The amount paid or payable by a contributing party as a result of the losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to above in this Section 7.3.4 shall include any legal or other expenses reasonably incurred by such Indemnitee in connection with investigating or defending any such action or claim. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.
7.3.5.Limitation on Liability of Holders of Registrable Securities. The liability of each holder of Registrable Securities in respect of any indemnification or contribution obligation of such holder arising under this Section 7.3 shall not in any event exceed an amount equal to the net proceeds received by such holder (after deduction of all underwriters’ discounts and commissions) from the disposition of the Registrable Securities disposed of by such holder pursuant to such registration.
8.Remedies.
8.1.Generally. The Company and each holder of Shares shall have all remedies available at law, in equity or otherwise in the event of any breach or violation of this Agreement or any default hereunder by the Company or any holder of Shares. The parties hereto acknowledge and agree that in the event of any breach of this Agreement, in addition to any other remedies which may be available, each of the parties hereto shall be entitled to specific performance of the obligations of the other parties hereto and, in addition, to such other equitable remedies (including preliminary or temporary relief) as may be appropriate in the circumstances.
9.Legends.
9.1.Restrictive Legend. Each certificate representing Shares shall have the following legend endorsed conspicuously thereupon:
“THE SALE, ENCUMBRANCE OR OTHER DISPOSITION THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE PROVISIONS OF AN AMENDED AND RESTATED STOCKHOLDERS AGREEMENT TO WHICH THE ISSUER AND CERTAIN OF ITS STOCKHOLDERS ARE PARTY, A COPY OF WHICH MAY BE INSPECTED AT THE PRINCIPAL OFFICE OF THE ISSUER OR OBTAINED FROM THE ISSUER WITHOUT CHARGE.”
Any person who acquires Shares which are not subject to all or part of the terms of this Agreement shall have the right to have such legend (or the applicable portion thereof) removed from certificates representing such Shares.
9.2. 1933 Act Legends. Each certificate representing Shares shall have the following legend endorsed conspicuously thereupon:
“THE SECURITIES REPRESENTED BY THIS CERTIFICATE WERE ISSUED WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”) AND MAY NOT BE SOLD, ASSIGNED, PLEDGED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION UNDER THE ACT COVERING THE TRANSFER OR AN OPINION OF COUNSEL, SATISFACTORY TO THE ISSUER, THAT REGISTRATION UNDER THE ACT IS NOT REQUIRED.”
9.3.Stop Transfer Instruction. The Company will instruct any transfer agent not to register the Transfer of any Shares until the conditions specified in the foregoing legends are satisfied.
9.4.Termination of 1933 Act Legend. The requirement imposed by Section 9.2 shall cease and terminate as to any particular Shares (a) when, in the opinion of Ropes & Gray LLP, or other counsel reasonably acceptable to the Company, such legend is no longer required in order to assure compliance by the Company with the Securities Act or (b) when such Shares have been effectively registered under the Securities Act or transferred pursuant to Rule 144. Wherever (i) such requirement shall cease and terminate as to any Shares or (ii) such Shares shall be freely transferable under Rule 144 without being subject to volume or other limitations, the holder thereof shall be entitled to receive from the Company, without expense, new certificates not bearing the legend set forth in Section 9.2.

10.Amendment, Termination, Etc.
10.1.Oral Modifications. This Agreement may not be orally amended, modified, extended or terminated, nor shall any oral waiver of any of its terms be effective.
10.2.Written Modifications. This Agreement may be amended, modified, extended or terminated, and the provisions hereof may be waived, only by an agreement in writing signed by holders of a majority of the Sponsor Shares and the Company; provided, however, that no amendment, modification, extension, termination or waiver of this Agreement shall be made which materially, disproportionally and adversely affects the interests of any Manager or any Joined Person relative to the other Stockholders without the prior written consent of such Manager or such Joined Person, as applicable. Each such amendment, modification, extension, termination and waiver shall be binding upon each party hereto and each holder of Shares subject hereto. In addition, each party hereto and each holder of Shares subject hereto may waive any right hereunder by an instrument in writing signed by such party or holder.
10.3.Effect of Termination. No termination under this Agreement shall relieve any Person of liability for breach prior to termination.
11.Definitions. For purposes of this Agreement:
11.1.Certain Matters of Construction. In addition to the definitions referred to or set forth below in this Section 11:
(a)The words “hereof”, “herein”, “hereunder” and words of similar import shall refer to this Agreement as a whole and not to any particular Section or provision of this Agreement, and reference to a particular Section of this Agreement shall include all subsections thereof;
(b)Definitions shall be equally applicable to both nouns and verbs and the singular and plural forms of the terms defined;
(c)The masculine, feminine and neuter genders shall each include the other; and
(d)The words “include,” “includes” or “including” shall be deemed to be followed by the words “without limitation.”
11.2.Definitions. The following terms shall have the following meanings:
“2014 Stock Option Plan” shall mean the Company’s 2014 Stock Option Plan, effective as of the date hereof or thereafter, as amended from time to time.
“Adverse Claim” shall have the meaning set forth in Section 7-302 of the applicable Uniform Commercial Code.
“Affiliate” shall mean, with respect to any specified Person, (a) any other Person which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person (for the purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise) and (b) with respect to any natural Person, any member of the Family Group of such natural Person.
“Award Stock” shall have the meaning set forth in the 2014 Stock Option Plan.
“Awards” shall have the meaning set forth in the 2014 Stock Option Plan.
“Commission” shall mean the Securities and Exchange Commission.
“Common Stock” shall mean the Company’s common stock, par value $0.0001 per share, or, in the event that the outstanding shares of common stock are hereafter recapitalized, converted into or exchanged for different stock or securities of the Company or its Affiliates, such other stock or securities.
“Convertible Securities” shall mean any evidence of indebtedness, shares of stock (other than Common Stock) or other securities (other than Warrants or Options) which are directly or indirectly convertible into or exchangeable or exercisable for shares of Common Stock.
“Director Election Meeting” means any annual or special meeting of the shareholders of the Company at which directors are to be elected to the Board.
“Director Election Proxy Statement” shall have the meaning set forth in Section 2.7.
“Exchange Act” shall mean the Securities Exchange Act of 1934, as in effect from time to time.
“Family Group” shall mean (a) in the case of any Stockholder that is an individual, such Stockholder’s spouse and descendants (by birth or adoption) and any trust solely for the benefit of such Stockholder and/or such Stockholder’s spouse and/or such Stockholder’s descendants (by birth or adoption), or any corporation or partnership used for purposes of estate planning in which the direct and beneficial owner of all of the equity interests is such Stockholder and/or a member of such Stockholder’s Family Group; and (b) in the case of any Stockholder that is a trust, the trust’s beneficiaries as described in clause (a) above.
“Emeritus Shares” shall mean the Management Shares held by Mr. Robert Kaufman.
“IPO Position” shall mean 98,288,251 shares, which is the number of shares held by the Sponsor at the time of effectiveness of the registration statement relating to the Company IPO, without regard for any shares that may have been sold to the underwriters in connection with the Company IPO.
“Joined Shares” shall mean all shares of Common Stock originally issued to, or issued with respect to shares originally issued to, or held by, a Joined Person, whenever issued.

“Management Shares” shall mean all shares of Common Stock originally issued to, or issued with respect to shares originally issued to, or held by, a Manager, whenever issued, including (a) all shares of Common Stock issued upon the exercise, conversion or exchange of any Awards and (b) all shares of Common Stock issued pursuant to Rollover Agreements.
“Manager” shall mean any Person (a) who is a recipient of any Award under the 2014 Stock Option Plan (whenever granted), (b) who is a Joined Person designated as a “Manager” or (c) who is listed on the signature page hereof as a “Manager”.
“NYSE” shall mean the New York Stock Exchange.
“Options” shall mean the options to acquire Common Stock issued or issuable under the 2014 Stock Option Plan.
“Person” shall mean an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a government or any branch, department, agency, political subdivision or official thereof.
“Public Offering” shall mean a public offering and sale of Common Stock for cash pursuant to an effective registration statement under the Securities Act.
“Registrable Securities” shall mean (a) all shares of Common Stock, (b) all shares of Common Stock issuable upon exercise, conversion or exchange of any Warrant, Options or Convertible Security and (c) all shares of Common Stock directly or indirectly issued or issuable with respect to the securities referred to in clauses (a) or (b) above by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization, in each case constituting Shares. As to any particular Registrable Securities (other than the Emeritus Shares), such shares shall cease to be Registrable Securities when: (i) such shares shall have been Transferred in accordance with the terms of this Agreement by a holder of Shares; (ii) a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement; (iii) such securities shall have been Transferred pursuant to Rule 144; (iv) (x) such securities are transferrable pursuant to Rule 144 without limitation imposed by section (e) and (f) of Rule 144 and (y) no report is required to be made pursuant to section 16 of the Exchange Act or the rules thereunder regarding the any transfer of such securities or (v) such securities shall have ceased to be outstanding.
“Restricted Period” shall mean the period of time from the signing of an underwriting agreement relating to the Company IPO until the first anniversary of such date.
“Rollover Agreement” shall mean any contribution and exchange agreement entered into between the Company and any Manager from time to time (as each may be amended from time to time in accordance with its terms) pursuant to which the applicable Manager acquired Shares.
“Rule 144” shall mean Rule 144 under the Securities Act (or any successor Rule).
“Securities Act” shall mean the Securities Act of 1933, as in effect from time to time.

“Senior Managers” shall mean all officers, directors or shareholders with reporting obligations pursuant to Section 16 of the Exchange act, except for the Sponsor and its nominees and Affiliates, as well as any holder of Emeritus Shares.
“Shares” shall mean all of the Sponsor Shares, the Management Shares and the Joined Shares.
“Shelf Registration Statement” means a registration statement filed with the Securities and Exchange Commission on either (a) Form S-3 (or any successor form or other appropriate form under the Securities Act) or (b) if the Company is not permitted to file a registration statement on Form S-3, an evergreen registration statement on Form S-l (or any successor form or other appropriate form under the Securities Act), in each case for an offering to be made on a continuous basis pursuant to Rule 415 under the Securities Act (or any similar rule that may be adopted by the Securities and Exchange Commission) covering the Registrable Securities, as applicable.
“Sponsor Director” shall have the meaning set forth in Section 2.2.
“Sponsor Shares” shall mean all shares of Common Stock originally issued to, or issued with respect to shares originally issued to, or at any time held by, the Sponsor, whenever issued, including all shares of Common Stock issued upon the exercise, conversion or exchange of any Warrants, Options or Convertible Securities.
“Sponsor Transfer Percentage” shall mean, in connection with any Transfer of Shares following the Company IPO, as of the date of consummation of such Transfer, a fraction (expressed as a percentage) (i) the numerator of which is the aggregate number of Sponsor Shares Transferred by the Sponsor from and including the date of the Company IPO to and including the date of such Transfer, and (ii) the IPO Position.
“Subsidiary” shall mean any Person in which the Company owns, directly or indirectly, stock or other equity securities or interests possessing fifty percent or more of the total combined voting power of such Person or otherwise has the power to direct the management and policies of such Person, whether through ownership of voting securities, by contract or otherwise.
“Transfer” shall mean any direct or indirect sale, transfer, assignment, pledge, encumbrance or other transfer or disposition (whether with or without consideration and whether voluntary, involuntary or by operation of law, including to the Company or any of its Subsidiaries) of any interest.
“Transfer Percentage” shall mean, in connection with any Transfer of Shares following the Company IPO, as of the date of consummation of such Transfer, a fraction (expressed as a percentage) (i) the numerator of which is the aggregate number of Shares Transferred by a Stockholder in all Transfers from and including the date of the Company IPO to and including the date of such Transfer, and (ii) the denominator of which is the aggregate number of Shares held by such Stockholder at the time of effectiveness of the registration statement relating to the Company IPO.
“Warrants” shall mean any warrants to subscribe for, purchase or otherwise directly acquire Common Stock.

12.Miscellaneous.
12.1.Authority; Effect. Each party hereto represents and warrants to and agrees with each other party that the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized on behalf of such party and do not violate any agreement or other instrument applicable to such party or by which its assets are bound. This Agreement does not, and shall not be construed to, give rise to the creation of a partnership among any of the parties hereto or constitute any such party’s membership in a joint venture or other association.
12.2.Survival of Representations and Warranties; Termination of Covenants. All representations and warranties contained in this Agreement or made in writing by any party in connection herewith shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby. In the event any provision of this Agreement is terminated, such termination shall not relieve any party from liability for its prior breach of this Agreement or for failure by it to perform its obligations hereunder.
12.3.[Intentionally Omitted].
12.4.Confidentiality. Each Stockholder other than the Sponsor shall not use or disclose to any Person, directly or indirectly, any confidential information of the Company (other than to monitor its investment in the Company) at any time hereafter unless such confidential information becomes available to the public or in the public domain without breach of this Agreement; provided, however, that nothing in this Section 12.4 shall preclude a Stockholder from disclosing such confidential information: (a) as required by any law, regulation, governmental body or authority or by court order, provided that such Stockholder notifies the Company and takes steps necessary to minimize the extent of such disclosure and maintain the confidentiality of the information disclosed; or (b) to a court which is determining the rights of the parties under this Agreement, provided that such Stockholder notifies the Company and takes steps necessary to minimize the extent of such disclosure and maintain the confidentiality of the information disclosed.
12.5.Notices. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given when (a) delivered personally (in which case, it will be effective upon delivery), (b) sent by confirmed cable, telecopy, telegram, facsimile, electronic mail (in which case, it will be effective upon receipt of confirmation of good transmission), (c) sent by overnight courier service (in which case, it will be effective on the business day immediately following the date deposited with such courier service), or (d) mailed by certified or registered mail, return receipt requested, with postage prepaid (in which case, it will be effective upon receipt of confirmation of receipt of delivery), to the parties at the addresses (or facsimile numbers) listed below (or at such other address for a party as shall be specified by like notice). Notice to the holder of record of any Shares shall be deemed to be notice to the holder of such Shares for all purposes hereof.
If to the Company:

Bob’s Discount Furniture, Inc.

434 Tolland Turnpike
Manchester, CT 06042
Attention:     Chief Legal Officer
Email:        legal@mybobs.com

with copies (which shall not constitute notice) to:

Ropes & Gray LLP
Prudential Tower
800 Boylston Street
Boston, Massachusetts 02199
Attention:    Craig E. Marcus
        Rachel D. Phillips
Email:        craig.marcus@ropesgray.com
        rachel.phillips@ropesgray.com

If to the Sponsor:

c/o Bain Capital Partners, LLC
200 Clarendon Street
Boston, MA 02116
Attention:    Jennifer Davis
Email:

with a copy (which shall not constitute notice) to:

Ropes & Gray LLP
Prudential Tower
800 Boylston Street
Boston, Massachusetts 02199
Attention:    Craig E. Marcus
        Rachel D. Phillips
Email:        craig.marcus@ropesgray.com
        rachel.phillips@ropesgray.com

If to a Manager, to such person at the address, facsimile number or electronic mail address set forth in the stock record book of the Company.
12.6.Binding Effect, Etc. Except for the 2014 Stock Option Plan, the Rollover Agreements and the restrictions applicable to Transfers of the Shares set forth in other agreements, plans or other documents, this Agreement (together with all exhibits, schedules and joinders to this Agreement) constitutes the entire agreement of the parties hereto with respect to its subject matter, supersedes all prior or contemporaneous oral or written agreements or discussions with respect to such subject matter, and shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, representatives, successors and assigns.

12.7.Descriptive Headings. The descriptive headings of this Agreement are for convenience of reference only, are not to be considered a part hereof and shall not be construed to define or limit any of the terms or provisions hereof.
12.8.Counterparts; Electronic Delivery. This Agreement may be executed in multiple counterparts (including by means of telecopied signature pages or signature pages in “pdf”, “.tif” or similar format sent as an attachment to an electronic mail message), each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument. This Agreement and any signed agreement or instrument entered into in connection with this Agreement, and any amendments hereto or thereto, to the extent delivered by means of electronic mail in “.pdf”, “.tif” or similar format (any such delivery, an “Electronic Delivery”), shall be treated in all manners and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any party hereto or to any such agreement or instrument, each other party hereto or thereto shall re-execute original forms thereof and deliver them (by means other than Electronic Delivery) to all other parties. No party hereto or to any such agreement or instrument shall raise (a) the use of Electronic Delivery to deliver a signature or (b) the fact that any signature or agreement or instrument was transmitted or communicated through the use of Electronic Delivery, as a defense to the formation of a contract, and each such party forever waives any such defense, except to the extent such defense related to lack of authenticity.
12.9.Severability. In the event that any provision hereof would, under applicable law, be invalid or unenforceable in any respect, such provision shall be construed by modifying or limiting it so as to be valid and enforceable to the maximum extent compatible with, and possible under, applicable law. The provisions hereof are severable, and in the event any provision hereof should be held invalid or unenforceable in any respect, it shall not invalidate, render unenforceable or otherwise affect any other provision hereof.
13.Governing Law.
13.1.Governing Law. This Agreement shall be governed by and construed in accordance with the domestic substantive laws of the State of Delaware without giving effect to any choice or conflict of laws provision or rule that would cause the application of the domestic substantive laws of any other jurisdiction.
13.2.Consent to Jurisdiction. Each party to this Agreement, (a) hereby irrevocably submits to the exclusive jurisdiction of the Delaware Court of Chancery and, thereafter any state or federal courts sitting in the State of Delaware from which appeal can validly be taken, for the purpose of any action, claim, cause of action or suit (in contract, tort or otherwise), inquiry, proceeding or investigation arising out of or based upon this Agreement or relating to the subject matter hereof, (b) hereby waives to the extent not prohibited by applicable law, and agrees not to assert, and agrees not to allow any of its Affiliates to assert, by way of motion, as a defense or otherwise, in any such action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that any such proceeding brought in one of the above-named courts is improper, or that this Agreement or the subject matter hereof or thereof may not be enforced in or by such court and (c) hereby agrees not to commence or maintain any action, claim, cause of action or suit (in contract, tort or otherwise), inquiry, proceeding or investigation arising out of or based upon this Agreement or relating to the subject matter hereof or thereof other than before one of the above-named courts nor to make any motion or take any other action seeking or intending to cause the transfer or removal of any such action, claim, cause of action or suit (in contract, tort or otherwise), inquiry, proceeding or investigation to any court other than one of the above-named courts whether on the grounds of inconvenient forum or otherwise. Notwithstanding the foregoing, to the extent that any party hereto is or becomes a party in any litigation in connection with which it may assert indemnification rights set forth in this agreement, the court in which such litigation is being heard shall be deemed to be included in clause (a) above. Each party hereto hereby consents to service of process in any such proceeding in any manner permitted by Delaware law, and agrees that service of process by registered or certified mail, return receipt requested, at its address specified pursuant to Section 12.5 hereof is reasonably calculated to give actual notice.
13.3.WAIVER OF JURY TRIAL. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW WHICH CANNOT BE WAIVED, EACH PARTY HERETO HEREBY WAIVES AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE) ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE OR ACTION, CLAIM, CAUSE OF ACTION OR SUIT (IN CONTRACT, TORT OR OTHERWISE), INQUIRY, PROCEEDING OR INVESTIGATION ARISING OUT OF OR BASED UPON THIS AGREEMENT OR THE SUBJECT MATTER HEREOF OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE TRANSACTIONS CONTEMPLATED HEREBY, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING. EACH PARTY HERETO ACKNOWLEDGES THAT IT HAS BEEN INFORMED BY THE OTHER PARTIES HERETO THAT THIS SECTION 13.3 CONSTITUTES A MATERIAL INDUCEMENT UPON WHICH THEY ARE RELYING AND WILL RELY IN ENTERING INTO THIS AGREEMENT. ANY PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 13.3 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF EACH SUCH PARTY TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.
13.4.Exercise of Rights and Remedies. No delay of or omission in the exercise of any right, power or remedy accruing to any party as a result of any breach or default by any other party under this Agreement shall impair any such right, power or remedy, nor shall it be construed as a waiver of or acquiescence in any such breach or default, or of any similar breach or default occurring later; nor shall any such delay, omission nor waiver of any single breach or default be deemed a waiver of any other breach or default occurring before or after that waiver.
[Signatures Appear on the Following Pages]

IN WITNESS WHEREOF, each of the undersigned has duly executed this Agreement (or caused this Agreement to be executed on its behalf by its officer or representative thereunto duly authorized) as of the date first above written.
The Company:                    BOB’S DISCOUNT FURNITURE, INC.

By:    /s/ Carl Lukach
Name:    Carl Lukach
Title:    Chief Financial Officer, Executive Vice President & Treasurer
[Signature Page to Stockholders Agreement]

The Sponsor:                    BCPE BDF INVESTOR, LP

                        By:    BCPE BDF GP, LLC,
                            ITS GENERAL PARTNER

                        By:    /s/ Jennifer Davis
                            Name:    Jennifer Davis
                            Title:    Authorized Signatory

[Signature Page to Stockholders Agreement]